THIS NEW REPLACEMENT NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NEW REPLACEMENT NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NEW REPLACEMENT NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED REPLACEMENT PROMISSORY NOTE

Issuance Date: April 18, 2021	Principal Amount: $591,000.00

SECURED REPLACEMENT PROMISSORY NOTE (as the same may hereafter be amended, supplemented, restated, replaced, increased, extended, consolidated or severed from time to time, this “New Replacement Note”), dated as of April 18, 2021, made by AMERICAN REBEL HOLDINGS, INC., as maker (the “Borrower”), in favor of HARVEY M. BURSTEIN (the “Holder”).

WITNESSETH:

WHEREAS, Borrower previously executed and delivered that certain Secured Promissory Note dated January 30, 2020, in the original principal amount of $201,000 in favor of Holder (the “Secured Note”);

WHEREAS, the Secured Note was secured by a pledge of certain Collateral evidenced in the Purchase Money Security Agreement dated January 30, 2020 (the “Security Agreement”);

WHEREAS, Borrower has made principal payments to Holder under the Secured Note, leaving a remaining principal balance payable under the Secured Note of $183,000;

WHEREAS, Borrower previously executed and delivered that certain Promissory Note dated December 19, 2019, in the original principal amount of $455,670 in favor of Holder, which was secured by certain collateral (the “Consolidation Note”);

WHEREAS, Borrower has made principal payments to Holder under the Consolidated Note, leaving a remaining principal balance payable under the Consolidated Note of $408,000;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker agrees that the Secured Note and Consolidated Note are hereby amended and restated in their entirety as follows:

FOR VALUE RECEIVED, AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to Harvey M. Burstein (the “Holder”) or its registered assigns or successors in interest, on order, the sum of Five Hundred Ninety-One Thousand Dollars ($591,000.00)(the “Principal Amount”), as provided in this New Replacement Note.

This New Replacement Note is intended to replace and supersede the Secured Note and the Consolidated Note in their entirety and terminate the Security Agreement. This New Replacement Note is not intended to, nor shall it be construed to, create any new indebtedness.

The following terms shall apply to this Note:

1.Principal Payments. Payment of the Principal Amount hereof shall be made as follows:

a.Initial Payment. Borrower agrees to pay Holder $100,000.00 on or before April 23, 2021; and

b.Monthly Payments. Borrower agrees to pay Holder in monthly installments as follows:

i.$10,375 commencing on May 1, 2021 and $10,375 on the first day of each subsequent month through December 1, 2021 (total payments of $83,000 due under Secured Note); and

ii.$20,000 commencing on January 1, 2022 and $20,000 on the first day of each subsequent month through August 1, 2023, with a final $8,000 payment on September 1, 2023 (total payments of $408,000 due under Consolidated Note).

2.Interest. This New Replacement Note shall not bear interest. However, if any of the monthly payments set forth above shall not be received by Holder within ten (10) days after its due date, Borrower shall pay Holder interest on the delinquent payment(s) at the rate of one percent (1%) per month (“Interest”), until such payment(s) due have been paid.

3.Prepayment. Borrower shall have the right to prepay this New Replacement Note in whole or in part at any time and from time to time, without any prepayment premium.

4.Security. Except for a continuing security interest and collateral in the 1970 Corvette - VIN #194670S401362, all prior security interests granted to Holder and his affiliates pursuant to the Secured Note, Security Agreement and Consolidation Note shall be immediately terminated.

5.Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of Principal, Interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal amount of the New Replacement Note (plus accrued and unpaid Interest and fees, if any) (the “Default Payment”). The Default Payment shall be first applied to accrued and unpaid Interest due on the New Replacement Note and then to outstanding Principal balance of the New Replacement Note.

The occurrence of any of the following events is an “Event of Default”:

i.Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of Principal or Interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

ii.Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

iii.Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iv.Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

6.Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, Tennessee 37204 and to the Holder at the address and facsimile number set forth on the signature page of this New Replacement Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

8.Amendment Provision. The term “New Replacement Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

9.Assignability. This New Replacement Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder. Further, Holder may not assign any part of this New Replacement Note without first complying with the following:

a.Grant. The Borrower is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of all or any portion of this New Replacement Note. For this purpose, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition for value of this New Replacement Note by the Holder.

b.Notice of Intended Disposition. In the event the Holder desires to accept a bona fide third-party offer for the transfer of any or all of this New Replacement Note, the Holder shall promptly (i) deliver to the Borrower written notice (the “Disposition Notice”) of the terms and conditions of the offer, including the payment/consideration offered and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the this New Replacement Note to such third-party offeror would not be in contravention of federal or state securities laws.

c.Exercise of Right. The Borrower (or its assignees) shall, for a period of ten (10) business days following receipt of the Disposition Notice, have the right to repurchase any or all of this New Replacement Note specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the Holder prior to the expiration of the ten (10) business day exercise period.

d.Valuation. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Borrower (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Holder and the Borrower (or its assignees) cannot agree on such cash value within five (5) business days after the Borrower’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Holder and the Borrower (or its assignees) or, if they cannot agree on an appraiser within seven (7) business days after the Borrower’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Holder and the Borrower. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such cash valuation shall have been made.

e.Full Exercise of Rights. If the right of the Borrower is exercised with respect to all or any portion of this New Replacement Note specified in the Disposition Notice, then the Borrower, or its assignees, shall effect the purchase of this New Replacement Note, including payment of the purchase price, on the same payment terms specified in the Disposition Notice; and the Holder shall deliver to the Borrower the original of this New Replacement Note. The closing shall then be held on the later of (i) ten (10) business days following delivery of the Disposition Notice or (ii) five business days after any necessary valuation shall have been made.

f.Partial Exercise of Right. In the event the Borrower, or its assignees, make a timely exercise of their rights which in the aggregate constitute less than all of the amount of this New Replacement Note specified in the Disposition Notice, the Holder shall have the option, exercisable by written notice to the Borrower delivered within ten (10) business days after the date of the Disposition Notice, to effect the sale/transfer of this New Replacement Note pursuant to one of the following alternatives:

i.sale or other disposition of all of this New Replacement Note to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of this Section, as if the Borrower did not exercise the First Refusal Right hereunder; or

ii.sale to the Borrower, or its assignees of the portion of this New Replacement Note which the Borrower, or its assignees has elected to purchase, such sale to be effected in substantial conformity with the provisions of this Section.

iii.Failure of the Holder to deliver timely notification to the Borrower under this Section shall be deemed to be an election by Holder to sell/transfer this New Replacement Note pursuant to alternative (ii) above.

g.Non-Exercise of Right. In the event the Borrower, or its assignees do not exercise their purchase rights in accordance with this Section the Holder shall have a period of thirty (30) business days thereafter in which to sell or otherwise dispose of this New Replacement Note to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice. In the event Holder does not affect such sale or disposition of this New Replacement Note within the specified thirty (30)-day period, the Borrower’s First Refusal Right shall continue to be applicable to any subsequent disposition of this New Replacement Note by Holder.

10.Governing Law. This New Replacement Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Kansas or in the federal courts located in the State of Kansas. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this New Replacement Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this New Replacement Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

11.Attorney’s Fees. If this New Replacement Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys’ fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this New Replacement Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

12.WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF NEVADA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NEW REPLACEMENT NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR RELATED HERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND BORROWER INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

13.Construction. Each party acknowledges that its legal counsel participated in the preparation of this New Replacement Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this New Replacement Note to favor any party against the other.

IN WITNESS WHEREOF, the Borrower has caused this New Replacement Note to be signed in its name effective as of this 18th day of April, 2021.

American Rebel Holdings, Inc.

By:
Charles A. Ross, Jr., CEO

HOLDER:

Harvey M. Burstein
13901 Conser Street
Number 1607
Overland Park, Kansas 66223